Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-3/A, (No. 333-129291) and related Prospectus of M-Systems Flash Disk Pioneers Ltd. (the "Company") for the registration of 10,000,000 Ordinary shares and to the incorporation by reference therein of our report dated April 20, 2006, with respect to the consolidated financial statements of the Company for the year ended December 31, 2005, included in its Form 6-K filed with the Securities and Exchange Commission.




                                             /s/ KOST, FORER, GABBAY & KASIERER


Tel-Aviv, Israel                               KOST, FORER, GABBAY & KASIERER
May 4, 2006                                   A Member of Ernst & Young Global